UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2006
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-32058 (Commission File Number)	72-1503959 (IRS Employer Identification No.)

11700 Old Katy Road, Suite 300 Houston, Texas (Address of principal executive offices)		77079 (Zip Code)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement
Issuance and Sale of Senior Notes
     The information included in Item 2.03 of this Current Report on Form 8-K under the captions “Issuance and Sale of Senior Notes” and “Registration Rights Agreement” is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation
Issuance and Sale of Senior Notes
     On December 6, 2006, the Company successfully completed the issuance and sale of $650,000,000 aggregate principal amount of its 8% Senior Notes due 2016 (the “Notes”). The Notes are jointly and severally guaranteed by each of the Company’s domestic subsidiaries (the “Guarantees”). The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the Guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     The Company issued the Notes pursuant to an indenture, dated as of December 6, 2006, by and among the Company, the guarantor parties thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Indenture”).
     The Company intends to use net proceeds from the sale of the Notes to retire the outstanding balance of approximately $415.8 million under its existing bank term loan, to retire outstanding indebtedness of approximately $30.3 million it assumed in connection with its recent acquisition of Pumpco Services, Inc. and to repay approximately $191.9 of the outstanding borrowings under its existing revolving credit facility.
     Interest on the Notes will accrue from and including December 6, 2006 at a rate of 8% per year. Interest on the Notes is payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2007. The Notes will mature on December 15, 2016. The Notes and the Guarantees will be the Company’s and the Guarantors’ unsecured senior obligations, will rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior debt and will rank senior in right of payment to all of the Company’s and the Guarantors’ future subordinated debt.
     The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to:
•	borrow money;

•	pay dividends or make other distributions on stock;

•	purchase or redeem stock or subordinated indebtedness;

•	make investments;

•	create liens;

•	enter into transactions with affiliates;

•	sell assets; and

•	merge with or into other companies or transfer all or substantially all our assets.
     These limitations are subject to a number of important qualifications and exceptions.
     Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal of all the Notes to be due and payable immediately.
     The Company may, at its option, redeem all or part of the Notes, at any time on or after December 15, 2011 at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably to par and accrued and unpaid interest, if any, to the date of redemption.
     At any time or from time to time prior to December 15, 2009, the Company, at its option, may redeem up to 35% of the outstanding Notes with money that it raises in one or more equity offerings at a redemption price of 108% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, as long as:
•	at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption; and

•	the Company redeems the Notes not more than 90 days after the closing date of any such equity offering.
     If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to purchase all or a portion of the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
Registration Rights Agreement
     On December 6, 2006, the Company entered into a Registration Rights Agreement with the initial purchasers of the Notes, pursuant to which the Company agreed to (i) file a registration statement within 180 days after the issue date of the Notes enabling the holders of the Notes to exchange the Notes for publicly registered notes with identical terms and (ii) use its reasonable best efforts to cause the registration statement to become effective within 270 days after December 6, 2006. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

Agreement Descriptions and Exhibits
     In connection with the closing of the Notes offering, the Company is filing certain exhibits as part of this Current Report on Form 8-K. The descriptions of the provisions of the Indenture and the Registration Rights Agreement set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.
Item 8.01 Other Events
     On December 6, 2006, the Company issued a press release announcing the successful closing of the Notes offering described in Item 2.03 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
4.1	Indenture dated December 6, 2006, among Complete Production Services, Inc., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 8% Senior Note due 2016 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

10.1	Registration Rights Agreement dated December 6, 2006, among Complete Production Services, Inc., the subsidiary guarantors party thereto and the initial purchasers party thereto.

99.1	Press Release issued on December 6, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 7, 2006

Complete Production Services, Inc.
By:	/s/ J. Michael Mayer
J. Michael Mayer
Senior Vice President and Chief Financial Officer

COMPLETE PRODUCTION SERVICES, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

4.1	Indenture dated December 6, 2006, among Complete Production Services, Inc., the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 8% Senior Note due 2016 (included as Exhibit A to Exhibit 4.1 of this Current Report on Form 8-K).

10.1	Registration Rights Agreement dated December 6, 2006, among Complete Production Services, Inc., the subsidiary guarantors party thereto and the initial purchasers party thereto.

99.1	Press Release issued on December 6, 2006